                                                                  EXHIBIT 10.18

                  FIRST AMENDMENT TO INTERIM SERVICE AGREEMENT

         WHEREAS, an Interim Service Agreement dated as of the 10th day of October, 2001 (the "Agreement"), was entered into by Staff Leasing, Inc. (d/b/a Gevity HR) a Florida corporation (the "Company") and James F. Manning (the "Executive"); and

         WHEREAS, the Company has elected a new Chairman of the Board of Directors and Chief Executive Officer ("CEO"); and

         WHEREAS, the Company believes it to be in the best interests of the Company and its shareholders to continue to engage the services of the Executive through a limited period beyond the Initial Period of the Agreement in order for the Executive and CEO to complete an orderly transition and assumption of duties; and

         WHEREAS, Company hereby requests Executive to remain an employee of the Company and Executive hereby agrees to remain employed by the Company, on the terms and conditions set forth in the Agreement as modified herein;

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

1. The Renewal Period shall commence on April 10, 2002 and run through June 9, 2002.

2. Executive shall resign from the position of Chief Executive Officer effective April 8, 2002; provided, however, that Executive shall remain employed by the Company through the Renewal Period reporting to the CEO with such duties and responsibilities as determined by the CEO.

3. Executive shall resign as Chairman of the Company's Board of Directors (the "Board") effective April 8, 2002; provided, however, Executive shall continue to serve as a Class I director of the Board with a term ending on the date of the 2003 Annual Meeting of Company Shareholders.

4. Executive's compensation during the Renewal Period shall be $75,000 for the period commencing on April 10 through May 9, 2002 and $37,500 for the period commencing on May 10, 2002 and ending on June 9, 2002 with a corresponding decrease in the amount of time the Executive is expected to devote to the performance of his duties.

5. Unless specifically modified by the foregoing, all other terms and conditions set forth in the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Interim Service Agreement as of this 29th day of March 2002.


                                            STAFF LEASING, INC., d/b/a GEVITY HR


                                            By:    ________/s/__________________
                                            Name:    Gregory M. Nichols
                                            Title:   SVP HR and General Counsel


                                            EXECUTIVE:


                                            _____________/s/____________________
                                            James F. Manning